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                                                                    EXHIBIT 99.2

                                 [Proxy Card]


                    OFFSHORE ENERGY DEVELOPMENT CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints David B. Strassner and Douglas H. Kiesewetter, and each of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock ("Common Stock") of Offshore Energy Development Corporation (the "Company") standing in the name of the undersigned on October 24, 1997, at the special meeting of shareholders to be held on December 12, 1997 at 10:00 a.m., local time, at The Woodlands Executive Conference Center, 2301 North Millbend, The Woodlands, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting and the proxy statement accompanying the same, receipt of which is hereby acknowledged.


1.  FOR [ ]  AGAINST [ ]  ABSTAIN [ ]  Approval of the Amended and Restated
                                       Agreement and Plan of Merger (the "Merger
                                       Agreement"), as more fully described in
                                       the accompanying Joint Proxy
                                       Statement/Prospectus, and pursuant to
                                       which, among other things, (i) Titan
                                       Offshore, Inc., a wholly-owned subsidiary of Titan Exploration, Inc. ("Titan"), would merge with and into the Company and
                                       (ii) each issued and outstanding share of Common Stock of the Company would be converted into the right to receive 0.630 of a share of Common Stock of Titan.

2. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                            [Reverse of Proxy Card]

     THIS PROXY, WHEN DULY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DESIGNATED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS DULY EXECUTED AND RETURNED, BUT WITHOUT A CLEAR VOTING DESIGNATION, IT WILL BE VOTED FOR ITEM 1.

     The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxies, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

     It is important that your shares be represented at the special meeting of shareholders regardless of whether you plan to attend. Therefore, please mark, date and sign this proxy and return it in the accompanying postpaid envelope as promptly as possible. If you are present at the special meeting, and wish to do so, you may revoke the proxy and vote in person.



                                       Dated:                            , 1997
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                                       Signature(s) of Stockholder(s)

                                       This proxy should be signed exactly as
                                       your name appears hereon. Joint owners
                                       should both sign. If signed as attorney, executor, guardian or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.